INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 10th day of December, 2007, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ( VALIC ), and AMERICAN CENTURY
GLOBAL INVESTMENT MANAGEMENT,INC., hereinafter referred to as the SUB-ADVISER.

        VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas
        Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ( Advisers Act ).

(b)	VALIC is engaged as the investment adviser of VALIC Company I ( VC I ), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ( 1940 Act ). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-two portfolios ( Funds ):



       Asset Allocation Fund             International Government Bond Fund
       Blue Chip Growth Fund             International Growth I Fund
       Broad Cap Value Income Fund       Large Cap Core Fund
       Capital Conservation Fund         Large Capital Growth Fund
       Core Equity Fund                  Mid Cap Index Fund
       Core Value Fund                   Mid Cap Strategic Growth Fund
       Foreign Value Fund                Money Market I Fund
       Global Equity Fund                Nasdag-100R Index Fund
       Global Social Awareness Fund      Science & Technology Fund
       Global Strategy Fund	         Small Cap Aggressive Growth Fund
       Government Securities Fund        Small Cap Fund
       Growth & Income Fund              Small Cap Index Fund
       Growth Fund                       Small Cap Special Values Fund
       Health Sciences Fund              Small Cap Strategic Growth Fund
       Inflation Protected Fund          Stock Index Fund
       International Equities Fund       Value Fund




      In accordance with VC I s Articles of Incorporation (the Articles ), new Funds may be added to VC I upon approval of VC I's Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ( Covered Fund(s) ).

(d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for the assets of the Covered Funds.


        VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

      The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC I's Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the Code ), VC I's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC I's Board of Directors and provided to the SUB-ADVISER in writing shall:

(a)	manage the investment and reinvestment of the assets of the Covered Funds, including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs;

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control,direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

The SUB-ADVISER will assist the Covered Funds and their agents in determining whether prices obtained for valuation purposes accurately reflect the prices on the SUB-ADVISER?s portfolio records relating to the assets of the Covered Funds for which the SUB-ADVISER has responsibility on a quarterly basis (unless otherwise agreed upon by the parties hereto) and at such other times as VALIC shall reasonably request.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Funds the best execution of portfolio transactions. The SUB-ADVISER is responsible for decisions to buy and sell securities for the Covered Funds, broker-dealer selection, and negotiation of brokerage commission rates. Subject to approval by VC I's Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. Notwithstanding the above, nothing shall require the SUB-ADVISER to use a broker that provides research services or to use a particular broker recommended by VALIC.

The SUB-ADVISER may aggregate, or, if appropriate, cross sales and purchase orders of securities held by the Covered Funds with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation shall result in an overall economic benefit to the Covered Funds considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. If any trades are crossed, SUB-ADVISER may charge the Covered Funds for reasonable expenses incurred in such cross-trades, excluding brokerage commissions, fees (other than customary transfer fees), or other remuneration paid in connection with the transaction. A transaction fee charged by a brokerage or a custodial bank will be considered a customary transfer fee for purposes of this Agreement. VALIC acknowledges that the determination of such economic benefit to the Covered Funds by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Funds' Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called brokerage accounts ) for and in the name of the Covered Funds and to execute for each Covered Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Funds as the SUB-ADVISER deems necessary or desirable, direct the Covered Funds' Custodian to deposit for the Covered Funds original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report quarterly to VALIC and VC I's Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request all of the Covered Funds' investment records and ledgers to assist VALIC and VC I in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I's Board of Directors such quarterly and special reports as VALIC and VC I's Board of Directors may reasonably request, in a format to be agreed upon by VALIC and the SUB-ADVISER. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested by such regulatory authorities in order to ascertain whether the operations of the Covered Funds are being conducted in a manner consistent with applicable laws and regulations.

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of VC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or the Fund to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Funds and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of VC I.

Should VALIC at any time make any definite determination as to a change in any investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Funds. The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I (ii) to deliver securities and other property against payment for VC I,and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or the Fund other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.

The SUB-ADVISER also represents and warrants that in furnishing services hereunder, the SUB-ADVISER will not consult with any other sub-adviser of the Covered Funds or other series of VC I, to the extent any other sub-advisers are engaged by VALIC, or any other sub-advisers to other investments companies that are under common control with VC I, concerning transactions of the Covered Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Act.

The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with class action lawsuits involving portfolio securities owned by the Covered Funds.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC I's Declaration, for each business day during a given calendar month. VALIC shall pay this fee to the SUB-ADVISER for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month, and shall include or be supplemented by such supporting documentation as SUB-ADVISER shall reasonably request. Wire instructions are attached as Schedule B to this Agreement.

       If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

       The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

3.	Scope of the SUB-ADVISER's Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with the SUB-ADVISER's allocation policy. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund. In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in a Covered Fund, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that a Covered Fund is in compliance with Subchapter M of the Code and
Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarterend of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Funds complies with such Code diversification provisions, as directed by VALIC.

4.	Representations of the SUB-ADVISER and VALIC

       The SUB-ADVISER represents, warrants, and agrees as follows:

(a)	The SUB-ADVISER (i) is registered as an investment adviser under the
        Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9
        (a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

       VALIC represents, warrants, and agrees as follows:

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940
Act or otherwise.

5.	Term of Agreement

This Agreement shall become effective as to the Covered Funds set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I's directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I's Board of Directors or a majority of a Covered Fund's outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Funds; provided that the termination of an Interim Investment Advisory Agreement between VC I and VALIC, pursuant to Rule 15a-4 under the 1940 Act upon shareholder approval of a definitive Investment Advisory Agreement with respect to a Covered Fund, shall not result in the termination of this Agreement as to such Covered Fund. The Agreement may be terminated as to any Covered Funds at any time,without the payment of any penalty, by vote of VC I's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC:
(i) on not more than 60 days' nor less than 30 days' written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Funds are the Covered Funds' property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I's Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I's
Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER,the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it. VALIC will inform SUB-ADVISER of any anticipated changes to the investment objectives and/or restrictions of the Covered Funds as soon as reasonably practicable.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Funds in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, notwithstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Funds or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement,VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Funds as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Funds, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC specifically for inclusion in such documents.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise
(i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Investment Sub-Advisory Agreement, to the extent of and as a result of the willful misconduct, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER, any of SUB-ADVISER's employees or representatives; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Covered Funds to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER to VALIC specifically for inclusion in such documents.

7.	Invalid Provision

The invalidity or enforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such provision were omitted.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.



9.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

       If to VALIC:

       Attn:  Nori L. Gabert, Esq.
       2929 Allen Parkway
       Houston, Texas  77019
       Tel:  (713) 831-5165
       Fax:  (713) 831-2258

       If to SUB-ADVISER:

       American Century Investment Management
       4500 Main Street, 9th Floor
       Kansas City, MO  64111
       Attn:  General Counsel


The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


                                    By:

                                    Name:

                                    Title:


ATTEST:



                                    AMERICAN CENTURY GLOBAL INVESTMENT
                                    MANAGEMENT, INC.

                                    By:

                                    Name:

                                    Title:


ATTEST:





SCHEDULE A
(Effective December 10, 2007)

SUB-ADVISER shall manage a portion of the assets of the following Covered Funds and shall be compensated on that portion, as follows:

       Covered Funds			Fee

       Growth Fund*			0.51% on the first $500 million;
       				        0.47% on the next $500 million;
					0.43% on the next $500 million; and
       					0.40% over $1.5 billion.

       International Growth I Fund	.65% on the first $250 million
					.55% on the next $250 million
					.50% over $500 million


* For the purposes of determining whether the Fund?s assets meet the breakpoint set forth herein, the portion of the Fund's assets managed by the Subadviser and the Fund's assets managed by American Century Investment Management, Inc. shall be aggregated.


SCHEDULE B
Wire Instructions for Fee Payments



In accordance with Section 2, Compensation of the SUB-ADVISER, VALIC will send payment as follows:


	Bank Routing Number:  	___________________
	Bank Account Number:  	___________________
	For Further Credit: 	VALIC Sub-Advisory Fees for Month/Year








10


P:\PUBLIC\PRODLAW\Securities Compliance\VC I\Agreements\Sub-Advisory
Agreements\American Century Global\Subadvisory Agreement - ACGIM (FINAL).doc

P:\PUBLIC\PRODLAW\Securities Compliance\VC I\Agreements\Sub-Advisory
Agreements\American Century Global\Subadvisory Agreement - ACGIM (FINAL).doc


10

P:\PUBLIC\PRODLAW\Securities Compliance\VC I\Agreements\Sub-Advisory
Agreements\American Century Global\Subadvisory Agreement - ACGIM (FINAL).doc


P:\PUBLIC\PRODLAW\Securities Compliance\VC I\Agreements\Sub-Advisory
Agreements\American Century Global\Subadvisory Agreement - ACGIM (FINAL).doc